                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 12, 2007

                                BNS Holding, Inc.
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               (Exact Name of Registrant as Specified in Charter)

             Delaware                1-5881                    N/A
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 (State or other jurisdiction   (Commission File         (IRS Employer
       of incorporation)             Number)            Identification No.)

           25 Enterprise Center, Suite 104,
               Middletown, Rhode Island                       02842
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       (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (401) 848-6300

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          (Former name or former address, if changed since last report)

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                                BNS HOLDING, INC.

Item 8.01 Other Events.

On February 12, 2007, BNS Holding, Inc. a Delaware corporation (the "Company"), issued a press release announcing that the Company's Board of Directors has approved, for consideration and approval by the shareholders, (i) a 1-for-200 reverse stock split of the Company's outstanding Class A Common Stock, $.01 par value (the "Common Stock") to be followed immediately by a 200-for-1 forward stock split (the "Reverse/Forward Stock Split"), (ii) a standing option for the
Company to repurchase any shares of Common Stock proposed to be transferred by a shareholder after the Reverse/Forward Stock Split if after such proposed transfer the number of shareholders of record of the Common Stock would equal or exceed 250 (the "Right of First Refusal") and (iii) a decrease in the number of authorized shares of Common Stock from 30,000,000 to 5,000,000, and the elimination of the authorized shares of Class B Common Stock, $.01 par value
(the "Authorized Share Reduction").

      Pursuant to the Reverse/Forward Stock Split, shareholders of record holding fewer than 200 shares of Common Stock immediately before the transaction would have such shares cancelled and converted into the right to receive, from the Company, a cash payment of $13.62 for each such share owned before the
Reverse/Forward Stock Split. Shareholders of record holding 200 or more shares of Common Stock immediately before the transaction will continue to hold the same number of shares of Common Stock after completion of the Reverse/Forward
Stock Split and will not receive any cash payment for the shares of Common Stock they hold. Beneficial owners of shares held in street name may or may not have their shares affected by the Reverse/Forward Stock Split. However, the Company
plans to work with brokers and nominees to offer to treat shareholders holding shares in street name in substantially the same manner as shareholders whose shares are registered in their names.

      The Board of Directors received a fairness opinion from its financial advisor, Capitalink, L.C., stating that the per share cash consideration to be paid in the proposed Reverse/Forward Stock Split is fair, from a financial point of view, to the Company's shareholders that would be cashed out as a result of the Reverse/Forward Stock Split. If a majority of the issued and outstanding shares of Common Stock approve the proposed amendments to the Company's Amended and Restated Certificate of Incorporation and the Reverse/Forward Stock Split is
implemented, the Company anticipates having fewer than 300 shareholders of record, which would enable the Company to voluntarily terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended. Even if the shareholders approve the Reverse/Forward Stock Split, the Right of First
Refusal and the Authorized Share Reduction, the Board of Directors reserves the right to defer or not implement these transactions.

      A copy of the press release issued by the Company is attached hereto as
Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

      (c)    Exhibits.

      99.1   Press Release of BNS Holding, Inc. dated February 12, 2007.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2007                   BNS HOLDING, INC.

                                          By:/s/ Michael Warren
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                                             Name: Michael Warren
                                             Title: President, Chief
                                             Executive Officer
                                             and Chief Financial Officer

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                                  EXHIBIT INDEX

      Exhibit No.      Description
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      99.1             Press Release dated February 12, 2007.

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